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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VantageMed Corporation
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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[VANTAGEMED LOGO]

         October         , 2002

Dear Stockholder:

        We invite you to attend our special meeting of the stockholders of VantageMed Corporation to be held on Wednesday, November 20, 2002, at 9:00 a.m. local time, at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742.

        The Notice of Special Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the special meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important. The Board of Directors and management look forward to seeing you at the special meeting.

                      Very truly yours,

                      /s/ Richard M. Brooks
                      Chairman of the Board and
                      Chief Executive Officer

VANTAGEMED CORPORATION

3017 Kilgore Road, Suite 195
Rancho Cordova, California 95670

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Wednesday, November 20, 2002, 9:00 a.m.

TO THE STOCKHOLDERS:

        Notice is hereby given that the Special Meeting of Stockholders of VantageMed Corporation will be held at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742, on Wednesday, November 20, 2002, at 9:00 a.m., for the following purposes:

        1.    To approve a grant of discretionary authority to the Board of Directors to amend VantageMed's certificate of incorporation to effect a reverse split of the outstanding shares of the common stock by a ratio of between 1-for-2 and 1-for-12.

        2.    To transact such other business as may properly come before the meeting.

        These matters are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record on the books of the Company as of October    , 2002 will be entitled to vote at the meeting and any adjournment thereof.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

  Dated: October    , 2002
  Rancho Cordova, California

By Order of the Board of Directors
/s/ Gregory B. Hill Gregory B. Hill Corporate Secretary

VANTAGEMED CORPORATION

3017 Kilgore Road, Suite 195
Rancho Cordova, California 95670

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

General

        The enclosed proxy is solicited by the Board of Directors (the "Board") of VantageMed Corporation ("VantageMed" or the "Company") to be used at the Special Meeting of Stockholders on November 20, 2002, and at any adjournment or postponement thereof (the "Special Meeting"), for the purposes set forth in the foregoing notice. Only stockholders of record on the books of the Company as of 5:00 p.m., October    , 2002, will be entitled to vote at the Special Meeting. As of the close of business on October    , 2002, there were outstanding                        shares of common stock of the Company, entitled to one vote per share. The date of this Proxy Statement is October    , 2002, the date this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders.

Solicitation and Voting of Proxies

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees, and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

        On October    , 2002, there were                        shares of the Company's common stock outstanding, all of which are entitled to vote with respect to the matters to be acted upon at the special meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions, and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to the matters to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO VANTAGEMED'S BOARD OF DIRECTORS TO AMEND TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-TWO TO ONE-FOR TWELVE AT ANY TIME PRIOR TO NOVEMBER 20, 2003

BACKGROUND

        Our board of directors has proposed amending Article III of our certificate of incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as "old common stock," will be combined and reconstituted as a smaller number of shares of common stock, referred to as "new common stock," in a ratio of between two and twelve shares of old common stock for each share of new common stock. The exact ratio will be determined by the board based on prevailing market conditions at the time the reverse stock split is effected (if it is effected). Stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between two and twelve, with the board having the authority to give its final approval to only one of such amendments.

        By approving the proposed amendment, the stockholders will be authorizing the board to implement the reverse split at any time on or before November 20, 2003 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on the foregoing date, the board will either resolicit stockholder approval or abandon the reverse split.

PURPOSE OF THE REVERSE STOCK SPLIT

        The purpose of the proposed reverse stock split is to facilitate the continued listing of our common stock on the Nasdaq SmallCap Market. On March 25, 2002, we received a notice from Nasdaq that we had failed to comply with the continued listing requirements for the Nasdaq National Market on the basis that, during the previous 30 trading days, our common stock had failed to maintain a minimum bid price of $1.00 per share. Effective as of June 14, 2002, trading in our common stock was transferred to the Nasdaq SmallCap Market, subject to meeting certain conditions, including demonstrating a closing bid price of at least $1.00 per share on or before September 18, 2002, and for a minimum of 10 consecutive trading days thereafter. Our common stock is currently trading below $1.00 per share, and therefore we are taking steps to attempt to remain listed on Nasdaq SmallCap Market. These steps include seeking an extension of time from Nasdaq to achieve the $1.00 per share threshold on the basis of our performance. As part of this process, we have committed to Nasdaq that if our stock price does not reach $1.00 per share based on our performance we will, if necessary, effect a reverse stock split to help achieve that result. We are seeking the approval to effect such a reverse stock split now so that we will be in a position to take action quickly if it becomes necessary to do so.

        The board of directors believes that the proposed reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement. However, the market price of our common stock may not rise in proportion to the reduction in the number of outstanding shares resulting from the reverse split. Moreover, our share price has been subject to a downward trend over the past several months, and the price may not remain above $1.00 even if it exceeds that price initially following the reverse split.

        If the market price for our common stock remains below $1.00 per share, or if the market price for our common stock stays above $1.00 but our public float does not stay above $1 million, we may be delisted from the Nasdaq SmallCap Market and our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser, receive the purchaser's written consent to the transaction prior to sale, and make special disclosures regarding sales commissions, current stock price quotations, recent price information and information on the limited market in penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks, which could adversely affect the liquidity of our common stock.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

        If this proposal is approved by stockholders, the reverse split will become effective only at such time as we decide to file the amendment to our certificate of incorporation with the Delaware Secretary of State, which may take place at any time on or before November 20, 2003 or may not take place at all. Before we file this amendment, the board of directors must approve the final ratio in which old common stock will be converted into new common stock. Even if the reverse stock split is approved by stockholders, our board of directors has discretion to decline to carry out the reverse split if it determines that the reverse split is not necessary to avoid the delisting of our common stock or if it determines that the reverse split will not be beneficial for any other reason. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

CERTIFICATES AND FRACTIONAL SHARES

        As soon as practicable after the effective date, we will request that all stockholders return their stock certificates representing shares of old common stock outstanding on the effective date in exchange for certificates representing the number of whole shares of new common stock into which the shares of old common stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent's instructions, together with the properly executed and completed letter of transmittal.

        Beginning with the effective date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new common stock into which the shares evidenced by the old certificates have been converted.

        No fractional shares will be issued. Any fractional shares created as a result of the reverse split will be rounded to the nearest whole share.

EFFECTS OF THE REVERSE STOCK SPLIT

        The principal effect of the reverse stock split will be to decrease the number of shares of common stock outstanding from approximately 8,637,783 shares to between approximately 4,318,891 shares and approximately 719,815 shares. In addition, the reverse split will result in a proportionate decrease in the number of shares authorized for issuance under our stock option and stock purchase plans and the number of shares of common stock issuable upon exercise of outstanding options, and a proportionate increase in the exercise prices of outstanding options. As a result, following the effective date, the number of shares of common stock issuable upon the exercise of outstanding options will be reduced from approximately                        shares to between approximately                        shares and approximately                        shares.

        The reduction in the number of outstanding shares is expected to increase the trading price of our common stock, although there can be no assurance that such price will increase in proportion to the ratio of the reverse stock split ratio. The trading price of our common stock depends on many factors, including many which are beyond our control. The higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the purchase of our common stock. On the other hand, to the extent that negative investor sentiment regarding our common stock is not based on our underlying business fundamentals, the reverse split might not overcome that sentiment enough to increase our stock price to a level that consistently exceeds $1.00 per share.

        The liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own "odd lots," which consist of blocks of fewer than 100 shares. Stockholders who hold odd lots may be required to pay higher brokerage commissions when they sell their shares and may have greater difficulty in making sales.

        The shares of new common stock will be fully paid and non-assessable. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. No stockholder's percentage ownership of common stock will be altered except for the effect of rounding fractional shares.

        Because our authorized common stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These shares may be issued by our board of directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

        While the board of directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control the Company. The reverse stock split is not being recommended by the board as part of an anti-takeover strategy.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

        The affirmative vote of a majority of the outstanding shares of common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of September 20, 2002, except as noted in the footnotes below, by: (i) all persons who are beneficial owners of 5% or more of the Company's common stock; (ii) the Company's Chief Executive Officer and the three other most highly compensated executive officers (the "Named Executive Officers"); (iii) each of the Company's directors; and (iv) all directors and executive officers of the Company as a group.

        The number of shares of common stock beneficially owned and the percentage of shares beneficially owned are based on 8,473,999 shares of common stock outstanding as of September 20, 2002.

Name and Address(1)	Number of Shares	Percent Beneficially Owned(2)
Peter Friedli(3)	1,167,913	13.8%
QuadraMed Corporation 1003 W. Cutting Blvd., Ste. 2 Richmond, CA 94804	599,425	7.1%
Venturetec, Inc.(4) c/o Friedli Corporate Finance Freigustrasse #5 8002 Zurich, Switzerland	835,690	9.9%
Gregory F. Vap(5)	223,399	2.6%
Richard M. Brooks(6)	150,083	1.8%
John R. Stevens(7)	50,833	*
David Phillipp(8)	14,167	*
David Zabrowski(9)	14,167	*
Rajiv Donde	4,000	*
Gregory B. Hill	2,800
Executive officers and directors as a group (8 persons)(10)	2,226,787	26.3%

*
Less than 1%

(1)
Except as otherwise noted, the address of each person listed on the table is c/o VantageMed Corporation, 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after September 20, 2002, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)
Includes: (i) 43,333 shares issuable upon the exercise of warrants; (ii) 835,690 shares issued to Venturetec, Inc. for whom Peter Friedli serves as President; (iii) 132,057 held by Pine, Inc. for whom Mr. Friedli is a control person; (iv) 75,000 held by Joyce, Ltd. for whom Mr. Friedli is a control person; and (v) 81,833 shares underlying options granted to Mr. Friedli which are exercisable within 60 days of September 20, 2002.

(4)
Peter Friedli, a director of VantageMed, is President of Venturetec, Inc. The shares referenced in this footnote are also included in the shares shown as beneficially owned by Peter Friedli.

(5)
Includes 10,625 shares underlying options granted to Mr. Vap which are exercisable within 60 days of September 20, 2002.

(6)
Includes 137,083 shares underlying options granted to Mr. Brooks which are exercisable within 60 days of September 20, 2002.

(7)
Includes 34,167 shares underlying options granted to Mr. Stevens which are exercisable within 60 days of September 20, 2002.

(8)
Includes 14,167 shares underlying options granted to Mr. Phillipp which are exercisable within 60 days of September 20, 2002.

(9)
Includes 14,167 shares underlying options granted to Mr. Zabrowski which are exercisable within 60 days of September 20, 2002.

(10)
Includes 292,042 shares underlying options granted to the executive officers and directors as a group which are exercisable within 60 days of September 20, 2002.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at VantageMed Corporation, 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670 no later than February 19, 2003, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

OTHER MATTERS

        Management does not know of any matters to be presented at the Special Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters are properly brought before the meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

        It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE THEREFORE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Dated: October    , 2002

                      By Order of the Board of Directors
                       /s/ Gregory B. Hill
                      Gregory B. Hill
                      Corporate Secretary

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[VANTAGEMED LOGO]
VANTAGEMED CORPORATION
3017 Kilgore Road, Suite 195 Rancho Cordova, California 95670
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1
APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO VANTAGEMED'S BOARD OF DIRECTORS TO AMEND TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK AT A RATIO WITHIN THE RANGE FROM ONE-FOR-TWO TO ONE-FOR TWELVE AT ANY TIME PRIOR TO NOVEMBER 20, 2003
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
OTHER MATTERS